GANG LI

January 10, 2008

Pelaria International Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands

Re: NFES Development Corp.

Ladies and Gentlemen:

The agreement will set forth the terms and conditions pursuant to which Gang LI (“Seller”) will sell to Pelaria International Limited, a British Virgin Island corporation (“Purchaser”), a total of 19,991,429 shares (the “Shares”) of common stock of NF Energy Saving Corporation of America, a Delaware corporation (“NFES”), as follows:

1.  Seller will sell to Purchaser, and Purchaser will purchase from Seller, the Shares for a purchase price of $1,235,828.58. Payment shall be made contemporaneously with the execution of this Agreement by wire transfer of the purchase price in accordance with instruction from Seller.

2.  Seller represents that:

(a)  Seller owns the Shares free and clear of any liens or options, rights or other security or other interests in the Shares;

(b)  Seller has the right to sell the Shares to Purchaser, and neither the execution of this Agreement nor the sale of the Shares pursuant to this Agreement violates any agreements to which Seller is a party or any law to which Seller is subject.

3.  Seller makes no representation or warranty as to the business, financial condition or prospects of NFES.

4.  Purchaser represents and warrants to Seller as follows:

(a)  Purchaser understands that the offer and sale of the Shares is being made only by means of this Agreement, and no representations or warranties are being made except as set forth in this Agreement.

(b)  Purchaser is not acquiring the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S of the Securities and Exchange Commission) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that Purchaser may sell or otherwise dispose of the Shares in a manner permitted by applicable law.

(c)  Purchaser acknowledges and agrees that none of the Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state and provincial securities laws.

(d)  Purchaser acknowledges and agrees that NFES will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws.

(e)  Purchaser represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the Shares pursuant to this Agreement. Purchaser shall indemnify the Issuer and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of Purchaser’s warranty contained in this Paragraph 3(e).

(f)  Purchaser understands that it has no registration rights with respect to the Shares.

(g)  Purchaser is not a citizen or resident of the United States.

(h)  Purchaser is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons.

(i)  Purchaser is acquiring the Shares as principal for Purchaser’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares.

(j)  Purchaser is not an underwriter of, or dealer in, the common stock of NFES, nor is Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares.

(k)  Purchaser is not aware of any advertisement of any of the Shares.

(l)  No person has made to Purchaser any written or oral representations:

(i)  that any person will resell or repurchase any of the Shares;

(ii)  that any person will refund the purchase price of any of the Shares;

(iii)  as to the future price or value of any of the Shares; or

(iv)  that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of NFES on any stock exchange or automated dealer quotation system.

(m)  Purchaser has such knowledge and experience in financial and business matters as to enable Purchaser to understand the nature and extent of the risks involved in purchasing the Shares. Purchaser is fully aware that such investments can and sometimes do result in the loss of the entire investment. Purchaser has engaged his or her own counsel and accountants to the extent that Purchaser deems it necessary.

5.  The Agreement constitutes the entire agreement of the parties as to its subject matter, superseding any prior or contemporaneous agreements, understandings or letter of intent, and may not be amended nor may any right be waived except by an instrument which refers to this Agreement, states that it is an amendment or waiver and is signed by both parties in the case of an amendment or the party granting the waiver in the case of a waiver.

Please confirm your agreement with the foregoing by signing this Agreement and returning it to Seller.

Very truly yours,

/s/ Gang Li
AGREED TO this 10th day of January, 2008.	Gang LI

PELARIA INTERNATIONAL LIMITED

By:	/s/ Hong Li
Name:	HONG LI
Title:	Director

By:	/s/ Gang Li
Name:	GANG LI
Title:	Director

By:	/s/ Lihua Wang
Name:	LIHUA WANG
Title:	Director